Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-252696 and 333-257926 and 333-257128) and Form S-8 (Nos. 333-244380, 333-234303, 333-213835, 333-199120, 333-190222, 333-163919 and 333-266105) of Oramed Pharmaceuticals Inc. of our report dated March 6, 2024 relating to the financial statements, which appears in this Form 10-K.

Tel-Aviv, Israel	/s/ Kesselman & Kesselman
March 6, 2024	Certified Public Accountants (Isr.)
A member firm of PricewaterhouseCoopers International Limited